John H. Lively
The Law Offices of John H. Lively & Associates, Inc.
A Member Firm of The 1940 Act Law Group
2041 West 141st Terrace, Suite 119
Leawood, KS  66224
Phone: 913.660.0778   Fax: 913.660.9157
 john.lively@1940actlawgroup.com

July 26, 2010

Nottingham Investment Trust II
116 South Franklin Street, P. O. Box 69
Rocky Mount, North Carolina 27802-0069

Ladies and Gentlemen:

We hereby consent to the use of our name and to the reference to our firm under the caption  “Management and Other Service Providers – Legal Counsel” in the Statement of  Additional Information for the Earnest Partners Fixed Income Trust and the Statement of Additional Information for the Brown Capital Management Mid-Cap Fund, the Brown Capital Management Small Company Fund and the Brown Capital Management International Equity Fund, each of which is included in Post-Effective Amendment No. 54 to the Registration Statement under the Securities Act of 1933, as amended (No. 33-37458), and Amendment No. 55 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-06199), on Form N-1A of the Nottingham Investment Trust II..

Sincerely,

/s/  John H. Lively

On behalf of The Law Offices of John H. Lively & Associates, Inc.